UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) : March 20, 2009

                        Baltia Air Lines, Inc.
        (Exact name of registrant as specified in its chapter)

      New York                 CIK 869187               11-2989648
(State of incorporation) (Commission File Number)    (IRS Employer ID)

63-25 Saunders St., Suite 7 I, Rego Park, New York        11374
  (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: 907 275-5205

Check the appropriate box in the Form 8-K filing is intended to simultyaneously satisfy the filing oblighation of the registratnt under any of the following conditions:

[  ] Written communications pursuant to Rule 425
     of the Securities Act (17 CFR 230.425
[  ] Soliciting material pusuant to Rule 14a-12
     of the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
     under the Exchange Act 17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountant.

(a) On March 20, 2009, the Company engaged Mr. Patrick Rodgers, CPA, PA of 309 Citrus Street, Altamonte Springs, Florida, 32701 to act as the Company's new independent registered public accountant beginning immediately and, specifically, to perform procedures related to the audit of its financial statements and reporting for the year ended December 31, 2008. This engagement of a new certifying accountant was done to comply with regulatory requirements limiting the term of the Company's certifying accountant, and for no other purpose.
With respect to the prior certifying accountant, Mr. Michael Cronin, and the Company, there have not been, nor are there now, any disagreements between them with respect to any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filing completed prior to this date.

(b) The Company's prior certifying accountant, Mr. Michael
Cronin, has reviewed this disclosure and consented as set forth in exhibit EX-16.1 submitted herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

by:  /s/  Igor Dmitrowsky
Igor Dmitrowsky, President

March 20, 2009


EX-16.1

Michael F. Cronin, CPA

687 Lee Road, Ste 210
Rochester, NY 14606

1574 Eagle Nest Circle
Winter Springs, FL 32708

407-754-7027
email mikeccpa@aol.com


Securities & Exchange Commission
100 F Street NE
Mail Stop 6010
Washington, DC 20549

Dear Sir/Madam:

Baltia Air Lines, Inc. (the "Company") has made available to me a copy of its Current Report on Form 8-K, dated March 20, 2009 in which it provides information pursuant to item 4.01 with regard to "Changes in Registrant's Certifying Account".

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company's prior auditor.


Sincerely,

    /s/  Michael F. Cronin
 Michael F. Cronin

 Certified Public Accountant
 NY, FL